Exhibit 99.1

Contact: Mexican Restaurants, Inc.
               Andrew J. Dennard
               (713) 943-7574

Mexican Restaurants, Inc.
Adds Mission Burritos to Its Menu - Prepared to Enter Fast Casual Segment with Acquisition
(NASDAQ:CASA)

August 17, 2006 (HOUSTON, TX) - Mexican Restaurants, Inc. (MRI) (NASDAQ: CASA), announced today that it has acquired Mission Burritos, a two-unit Houston-based restaurant company, and related assets, for $725,000 in cash.

“Mission Burritos is an exciting and successful concept that has earned an almost cult-like following with Houston area residents and visitors alike.” said Curt Glowacki, President and Chief Executive Officer of Mexican Restaurants, Inc. “It gives us an entry into the growing fast-casual dining segment, adding great value to our company and shareholders.”

Glowacki added that Mission Burritos would be able to leverage Mexican Restaurants’ marketing, operations and purchasing power to strengthen its brand, reduce costs and increase margins, which is critical in today’s economy and competitive marketplace. In addition, employees of Mission Burritos will also have access to new opportunities for development, advancement and employee benefits as part of a larger organization. The founder of Mission Burritos, Wendy Mitchell, chose to sell to MRI because she felt that the corporate cultures were a good fit with continued consistency of product and service levels.

The trendy eatery opened its first Mission Burritos location on West Alabama in Houston in 1995, and it quickly became known for its huge burritos made with fresh ingredients, variety of toppings, great salads and soups, burritos in a bowl, and friendly service.

Today, Mission Burritos is open for lunch and dinner and enjoys a robust catering business. Over the years, Mission Burritos has continued to attract college-aged types, a hip slice of older generations and families because of the value, flavors, menu options, and atmosphere.

About Mexican Restaurants, Inc.
Mexican Restaurants, Inc. (NASDAQ: CASA), based in Houston, Texas, operates 80 Mexican restaurants (61 Company-operated, 18 franchises and one licensed). The current system includes six brands: Casa Olé, Monterey’s Tex Mex Café, Monterey’s Little Mexico, Tortuga Mexican Kitchen, La Senorita and Crazy Jose’s. The Company enjoyed annual sales exceeding $81 million in 2005 and employs more than 3,000 employees across four states. For more information, please visit www.mexicanrestaurantsinc.com

Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as “believes”, “anticipates”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company’s most recent Annual Report and Form 10-K, that attempt to advise interested parties of the risks and factors that may affect the Company’s business.